                                                Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-277147) and Form F-3 (No. 333-264084) of Scorpio Tankers Inc. of our report dated March 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
March 21, 2025